Exhibit 99.1

SGI REPORTS Q4 AND FISCAL 2010 FINANCIAL RESULTS,

FISCAL YEAR 2011 GUIDANCE AND

RESUMES $40 MILLION STOCK REPURCHASE PROGRAM

o	FY10 Revenue: $404 million GAAP; $525 million non-GAAP

o	FY10 Gross Margin: 22.2% GAAP; 27.3% non-GAAP

o	FY11 Non-GAAP Guidance: $550 to $575 million in revenues and EPS breakeven

o	Resumes $40 Million Stock Repurchase Program

FREMONT, Calif., August 31, 2010 – SGI (NASDAQ:SGI), a trusted leader in technical computing, today announced financial results for its fourth quarter and fiscal 2010.

FY10 GAAP revenue was $403.7 million and non-GAAP revenue was $525.3 million. FY10 GAAP gross margin was 22.2% and non-GAAP gross margin was 27.3%. FY10 GAAP net loss from continuing operations was $2.95 per share and non-GAAP net loss was $0.82 per share. SGI generated $8.2 million in cash flow generated from operations in FY10 and grew cash during FY10, ending the year at $140.8 million. (Cash includes restricted cash, equivalents and investments. Please see the financial tables accompanying this release for details on all non-GAAP metrics and their reconciliation to GAAP measures.)

SGI announced today in a separate press release that it has resumed its $40 million stock repurchase program. Please see that press release for full details.

“Fiscal 2010 was a transformative year for SGI with many successes,” said SGI CEO Mark J. Barrenechea. “We focused on completing the integration, delivering innovative products to market and making investments in key areas that will serve as a foundation for future growth. Further, we have strategically focused the company on the $9 billion technical computing market, where we have begun to emerge as a trusted partner. These successes translated into strong financials – full-year non-GAAP revenues of $525 million, exceeding our original plan of $500 million. As we enter fiscal year 2011, we are projecting up to 10% revenue growth and EPS breakeven, both on a non-GAAP basis.”

Q4 GAAP revenue was $101.6 million, compared to $107.8 million in the prior quarter and $58.4 million in the comparable year ago quarter. Non-GAAP revenue was $122.2 million, compared to $128.9 million in the prior quarter and $60.5 million in the comparable year ago quarter.

Q4 GAAP gross margin was 19.3%, compared to 26.8% in the prior quarter and 8.7% in the comparable year ago quarter. Non-GAAP gross margin was 24.0%, compared to 27.5% in the prior quarter and 15.2% in the comparable year ago quarter.

Q4 GAAP net loss from continuing operations was $0.91 per share, compared to a GAAP net loss of $0.02 per share for the comparable year ago quarter. Q4 non-GAAP net loss was $0.55 per share, compared to a non-GAAP net loss of $0.62 per share for the comparable year ago quarter.

Recent Business and Financial Highlights

o	Resumes $40 million stock repurchase program

o	SGI® Altix® UV shipped to first fourteen customers

o	COPAN™ systems shipped to first customers

o	Altix® ICE at NASA Pleiades named sixth fastest computer by Top500.org

o	ExaScale Project “Mojo” announced, delivering a petaflop in a cabinet

o	Intel and SGI partner for next generation DARPA ExaScale computing

o	Customer successes include: Los Alamos National Labs, Sikorsky, NASA, Honeywell, Genomequest, Institute of Cancer Research, Oxford, Novo Nordisk, Ifremer, Merck, A*STAR, Honeywell, Sikorsky, University of Manitoba, and COSMOS at Cambridge University (team led by Stephen Hawking)

Fiscal Year 2011 Guidance

For fiscal year 2011, SGI is providing the following non-GAAP guidance:

•	Revenue between $550 million and $575 million

•	Gross margin between 27% and 30%

•	Operating expenses between $165 million and $171 million

•	EPS breakeven

Conference Call Information

SGI will discuss these financial results in a conference call at 2:00 p.m. PT today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the Company’s website at investors.sgi.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (706) 645-9291 or (800) 642-1687 and entering the confirmation code: 90230680.

About SGI

SGI, a trusted leader in technical computing, is focused on helping customers solve their most demanding business and technology challenges. Visit www.sgi.com for more information.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements; including statements regarding SGI’s guidance for 2011 financial performance and, anticipated product performance and offerings. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Actual results may differ materially from forward-looking statements due to a number of risks and uncertainties including those associated with: SGI’s more extensive international operations following this acquisition; economic conditions impacting the purchasing decisions of SGI’s customers; SGI operates in a very competitive market, and increased competition and competitors’ new products, have in the past, and may continue, to cause pricing pressure on SGI’s products, which would negatively affect SGI’s gross and operating margins, as well as other financial measures; a significant portion of the Company’s revenues has come from a limited number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on SGI’s financial performance; SGI relies on sales to U.S. government entities and has limited experience dealing with the U.S. government as a customer; SGI is unable to control component pricing, such as what our suppliers charge for central processing units, and, as has happened in the past, component pricing can rise unexpectedly, negatively impacting SGI’s gross margins as well as other financial measures; and SGI may be required to write-off additional significant amounts of excess and obsolete inventory. Detailed information about these and other potential factors that could affect SGI’s business, financial condition and results of operations is included in SGI’s annual report on Form 10-K under the caption “Risk Factors,” in Part I, Item 1A of that report, filed with the Securities and Exchange Commission (“SEC”) on March 19, 2009, as updated by SGI’s subsequent filings with the SEC, all of which are available at the SEC’s Web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report. SGI undertakes no responsibility to update the information in this report.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by SGI’s management to evaluate the operating performance of the Company and to conduct its business operations. All non-GAAP financial measures discussed and presented in this press release excludes the revenue and associated costs of revenue deferred in accordance with Financial Accounting Standards Board, Accounting Standards Codification, ASC985-605 “Software Revenue Recognition” for certain of the Company’s transactions where software is more than incidental to the overall product solution sold. Non-GAAP gross profit and gross margin also excludes stock-based compensation expense, amortization of intangibles, inventory step up arising from acquisition of substantially all the assets of Silicon Graphics, Inc., and excess and obsolete and related recoveries. Non-GAAP operating expenses include Research and Development, Sales and Marketing and General Administrative expenses. Non-GAAP operating expenses exclude amortization of intangible assets, stock based compensation, restructuring, tradename impairment, gain on settlement agreement and acquisition related expenses. Non-GAAP net income/(loss) per share excludes the same items as discussed above, and, as well, the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the Company’s core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP financial measures the items cited above, whether or not recurring, to facilitate its review of the comparability of the Company’s core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period’s operational and financial performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates SGI’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the Company’s business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

Contact Information:

Erik Bylin

SGI

Investor Relations

510-933-8088

investorrelations@sgi.com

SGI and Altix are registered trademarks and COPAN are trademarks or service marks of Silicon Graphics International Corp. or its subsidiaries in the US and other countries. All other trademarks are property of their respective holders.

Silicon Graphics International Corp.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 25, 2010	March 26, 2010	June 26, 2009
ASSETS
Assets:
Cash and cash equivalents	$129,343	$143,248	$128,714
Restricted cash and cash equivalents	3,932	4,195	3,413
Accounts receivable, net	79,464	81,843	64,810
Inventories	89,929	76,215	117,790
Long-term investments	7,475	7,391	7,416
Deferred cost of revenue	94,364	78,402	5,844
Property and equipment, net	28,172	30,045	33,124
Intangible assets, net	16,223	17,985	21,521
Prepaid expenses and other assets	48,310	58,946	59,004

Total assets	$497,212	$498,270	$441,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$49,204	$39,943	$52,618
Accrued compensation	21,885	18,643	20,855
Deferred revenue	229,585	208,988	84,290
Long-term income taxes payable	21,715	21,714	18,948
Other	39,894	47,104	46,826

Total liabilities	362,283	336,392	223,537

Stockholders’ equity	13.4,929	161,878	218,099

Total liabilities and stockholders’ equity	$497,212	$498,270	$441,636

Silicon Graphics International Corp.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended			Year Ended June 25, 2010
	June 25, 2010	March 26, 2010	June 26, 2009
Revenue	$101,637	$107,820	$58,419	$403,717
Cost of revenue	82,022	78,900	53,341	314,128

Gross profit	19,615	28,920	5,078	89,589

Operating expenses:
Research and development (1)	14,879	16,267	7,575	56,865
Sales and marketing (1)	18,020	15,194	14,003	64,831
General and administrative	12,538	13,270	8,002	52,594
Restructuring	1,561	1,434	1,270	5,213
Acquisition-related	(2,707)	—	3,108	(3,264)
Gain from settlement agreement	—	—	(5,000)	—
Gain on acquisition	—	—	(19,831)	—

Total operating expenses	44,291	46,165	9,127	176,239

Loss from operations	(24,676)	(17,245)	(4,049)	(86,650)

Total other income (expense), net
Interest income, net	103	105	58	436
Other income (expense), net	(3,608)	(2,566)	1,117	(7,088)

Total other income (expense), net	(3,505)	(2,461)	1,175	(6,652)

Loss from continuing operations before income taxes	(28,181)	(19,706)	(2,874)	(93,302)
Income tax provision (benefit) from continuing operations	(511)	556	(2,277)	(4,441)

Loss from continuing operations	(27,670)	(20,262)	(597)	(88,861)
Income (loss) from discontinued operations, net of tax	63	82	(217)	409

Net loss	$(27,607)	$(20,180)	$(814)	$(88,452)

Net Income (loss) per share, basic and diluted:
Continuing operations	$(0.91)	$(0.67)	$(0.02)	$(2.95)
Discontinued operations	—	—	(0.01)	0.01

Basic and diluted net loss per share	$(0.91)	$(0.67)	$(0.03)	$(2.94)

Shares used in computing basic and diluted net loss per share	30,121	30,097	29,794	30,130

Share-based compensation by category is as follows:

Cost of revenue	$126	$155	$306	$691
Research and development	213	169	230	767
Sales and marketing	181	143	210	445
General and administrative	617	694	785	2,924

Continuing operations	1,137	1,161	1,531	4,827
Discontinued operations	—	—	(53)	(106)

Total	$1,137	$1,161	$1,478	$4,721

(1)	Amounts were reclassed from sales and marketing expense to research and development expense to conform to current period presentation. Reclassification to conform to management reporting.

Silicon Graphics International Corp.

Q4 FISCAL 2010 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

	Three Months Ended June 25,			Three Months Ended March 26,			Three Months Ended June 26,			Year Ended June 25,
	2010 GAAP	Adj.	2010 Non-GAAP	2010 GAAP	Adj.	2010 Non-GAAP	2009 GAAP	Adj.	2009 Non-GAAP	2010 GAAP	Adj.	2010 Non-GAAP
TOTAL REVENUES	$101,637	$20,568	$122,205	$107,820	$21,109	$128,929	$58,419	$2,058	$60,477	$403,717	$121,619	$525,336
Included in the above results:
SOP 97-2 (now ASC 985-605) (2)	(20,568)	20,568	—	(21,109)	21,109	—	(2,058)	2,058	—	(121,619)	121,619	—

COST OF REVENUES	$82,022	$10,867	$92,889	$78,900	$14,567	$93,467	$53,341	$(2,052)	$51,289	$314,128	$68,048	$382,176
Included in the above results:
SOP 97-2 (now ASC 985-605) (2)	(11,368)	11,368	—	(15,669)	15,669	—	(1,391)	1,391	—	(79,004)	79,004	—
Amortization of intangible assets (3)	360	(360)	—	322	(322)	—	875	(875)	—	1,313	(1,313)	—
Inventory step up (4)	15	(15)	—	625	(625)	—	2,262	(2,262)	—	2,722	(2,722)	—
Stock-based compensation (5)	126	(126)	—	155	(155)	—	306	(306)	—	691	(691)	—
Excess and obsolete and related (recoveries) (6)	—	—	—	—	—	—	—	—	—	6,230	(6,230)	—

GROSS PROFIT	$19,615	$9,701	$29,316	$28,920	$6,542	$35,462	$5,078	$4,110	$9,188	$89,589	$53,571	$143,160

GROSS MARGIN %	19.3%		24.0%	26.8%		27.5%	8.7%		15.2%	22.2%		27.3%

OPERATING EXPENSES	$44,291	$(1,267)	$43,024	$46,165	$(2,966)	$43,199	$9,127	$19,546	$28,673	$176,239	$(10,660)	$165,579
Included in the above results:
Amortization of intangible assets (3)	1,402	(1,402)	—	526	(526)	—	270	(270)	—	4,986	(4,986)	—
Stock-based compensation (5)	1,011	(1,011)	—	1,006	(1,006)	—	1,225	(1,225)	—	4,136	(4,136)	—
Restructuring (7)	1,561	(1,561)	—	1,434	(1,434)	—	1,270	(1,270)	—	5,213	(5,213)	—
Tradename impairment (8)	—	—	—	—	—	—	2,520	(2,520)	—	—	—	—
Gain on settlement agreement (9)	—	—	—	—	—	—	(5,000)	5,000	—	—	—	—
Acquisition related (10)	(2,707)	2,707	—	—	—	—	(19,831)	19,831	—	(3,675)	3,675	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(24,676)	$10,968	$(13,708)	$(17,245)	$9,508	$(7,737)	$(4,049)	$(15,436)	$(19,485)	$(86,650)	$64,231	$(22,419)

OPERATING MARGIN %	-24.3%		-11.2%	-16.0%		-6.0%	-6.9%		-32.2%	-21.5%		-4.3%

OTHER INCOME, Net	$(3,505)	$—	(3,505)	$(2,461)	$—	(2,461)	$1,175	$—	1,175	$(6,652)	$—	(6,652)

INCOME TAX EFFECTS: PROVISION/(BENEFIT) (11)	$(511)	$—	$(511)	$556	$—	$556	$(2,277)	$2,568	$291	$(4,441)	$56	$(4,385)

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	$(27,670)		$(16,702)	$(20,262)		$(10,754)	$(597)		$(18,601)	$(88,861)		$(24,686)

NET INCOME/(LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.91)		$(0.55)	$(0.67)		$(0.36)	$(0.02)		$(0.62)	$(2.95)		$(0.82)

SHARES USED IN COMPUTING NET LOSS PER SHARE	30,121		30,121	30,097		30,097	29,794		29,794	30,130		30,130

7

NOTES:

(1)	This presentation includes certain financial measures not inconformity with Generally Accepted Accounting Principles in the United States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)	Add back of revenue and cost of revenue deferred under Software Revenue Recognition rules previously referred to as part of Statement of Position 97-2 (SOP 97-2) now codified as ASC 985-605 – $20,568, $21,109 and $2,058 for revenues, $11,368, $15,669 and $1,391 for cost of revenues for the three months ending June 25 and March 26, 2010 and June 26, 2009 respectively and $121,619 for revenues, $79,004 for cost of revenues for the year ending June 25, 2010.
(3)	Amortization expense related to intangible assets associated with the asset purchase of Silicon Graphics, Inc. of $360, $322 and $875 under cost of revenues, $1,402, $526 and $270 under operating expenses for the three months ending June 25 and March 26, 2010 and June 26, 2009 respectively and $4,986 for the year ending June 25, 2010. Estimated future annual amortization expense related to intangible assets as of June 25, 2010 is as follows:

Fiscal 2011	5,163
Fiscal 2012	3,402
Fiscal 2013	2,813
Fiscal 2014	2,345

$13,723

(4)	Cost of revenue increase associated with an inventory step up related to the Silicon Graphics, Inc. asset purchase in the amount of $15, $625 and $2,262 in the periods ending June 25 and March 26, 2010 and June 26, 2009 respectively and $2,722 for the year ending June 25, 2010. Under purchase accounting, Silicon Graphics International Corp. recognized a $7,183 inventory step up related to the Silicon Graphics, Inc. asset purchase of which $2,199 of this inventory step up remains to flow through cost of revenue in future periods.
(5)	Stock-based compensation is included in the following GAAP operating expense categories.

	Three Months Ended June 25, 2010			Three Months Ended March 26, 2010			Three Months Ended June 26, 2009			Year Ended June 25, 2010
	GAAP	Adj	Non- GAAP	GAAP	Adj	Non- GAAP	GAAP	Adj	Non- GAAP	GAAP	Adj	Non- GAAP
Cost of Revenues	$126	$(126)	$—	$155	$(155)	$—	$306	$(306)	$—	$691	$(691)	$—
Research & Development	213	(213)	—	169	(169)	—	230	(230)	—	767	(767)	—
Sales & Marketing	181	(181)	—	143	(143)	—	210	(210)	—	445	(445)	—
General & Administrative	617	(617)	—	694	(694)	—	785	(785)	—	2,924	(2,924)	—

Total stock-based compensation	$1,137	$(1,137)	$—	$1,161	$(1,161)	$—	$1,531	$(1,531)	$—	$4,827	$(4,827)	$—

(6)	Excess and obsolete inventory charges associated with next-generation technology shifts and new product introductions and related (recoveries) of these written down inventories of $6,230 in the year ending June 25, 2010.
(7)	Restructuring expenses relating to personnel and facilities of $1,561, $1,434 and $1,270 in the periods ending June 25 and March 26, 2010 and June 26, 2009 respectively and $5,213 for the year ending June 25, 2010.
(8)	Tradename write off of $2,520 in the period ending June 26, 2009.
(9)	Gain on settlement agreement of $5,000 in the period ending June 26, 2009.
(10)	Acquisition related benefit arose from the asset purchase of Silicon Graphics, Inc of $2,707 and $19,831 in the periods ending June 25, 2010 and June 26, 2009 respectively and $3,675 for the year ending June 25, 2010.
(11)	Estimated income tax effect related to GAAP to non-GAAP adjustments.